UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Saia, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

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11465 Johns Creek Parkway

Johns Creek, GA 30097

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON TUESDAY, APRIL 28, 2020

The following Notice of Change of Location relates to the proxy statement of Saia, Inc., dated March 17, 2020 (the “Proxy Statement”), furnished to stockholders of Saia, Inc. in connection with the solicitation of proxies by Saia, Inc.’s Board of Directors for use at the Annual Meeting of Stockholders to be held on Tuesday, April 28, 2020 (the “Annual Meeting”). This Supplement is being filed with the Securities and Exchange Commission and is being made available to stockholders on or about April 10, 2020.

THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION

OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 28, 2020

To Our Stockholders:

Due to the public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our stockholders and other meeting participants, NOTICE IS HEREBY GIVEN that the location of the Annual Meeting of Stockholders of Saia, Inc. has been changed. The Annual Meeting will be held in a virtual meeting format only. Stockholders will not be able to attend the Annual Meeting physically. As previously announced, the Annual Meeting will be held on Tuesday, April 28, 2020 at 10:30 a.m., Eastern Time.

To be admitted to the virtual Annual Meeting at www.meetingcenter.io/242093155, you must enter the control number found on your proxy card or the notice you previously received. You will also be required to enter a password for the meeting, which is SAIA2020.

As described in the proxy materials for the Annual Meeting, you are entitled to vote in the Annual Meeting if you were a stockholder as of the close of business on March 4, 2020, the record date, or hold a legal proxy for the meeting provided by your bank, broker, or nominee. Whether or not you plan to virtually attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your stock in connection with the Annual Meeting. While it is not necessary if you have submitted your proxy in advance, you may vote during the Annual Meeting by following the instructions available on the meeting website during the virtual meeting.

By order of the Board of Directors,

Douglas L. Col

Secretary

April 10, 2020

The Annual Meeting on April 28, 2020 at 10:30 a.m. Eastern Time is available at www.meetingcenter.io/242093155. The proxy statement and annual report are available on Saia, Inc.’s Investor Relations website at www.saia.com/about-us/investor-relations/annual-reports. You may vote electronically via the internet. Go to www.investorvote.com/saia and follow the steps outlined on the secure website.